UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.	Other Events.
Closing of Acquisition of The Navigators Group, Inc.
On May 23, 2019, The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of The Navigators Group, Inc., a Delaware corporation (“Navigators”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated August 22, 2018, by and among Navigators, the Company and Renato Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into Navigators, with Navigators surviving the merger (the “Merger”) as a wholly owned subsidiary of the Company.
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of Navigators, par value $0.10 per Share, issued and outstanding immediately prior to the Effective Time (other than (a) Shares held by stockholders who did not vote in favor of the Merger and who properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law and (b) Shares that were owned by Navigators, the Company or Merger Sub or any of their respective wholly owned subsidiaries) converted into the right to receive $70.00 in cash without interest thereon, subject to applicable tax withholding.
A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 22, 2018 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. On May 23, 2019, the Company issued a press release announcing the consummation of the Merger. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Entry into Aggregate Excess of Loss Reinsurance Agreement
Navigators Insurance Company and certain of its affiliates (collectively, the “Navigators Insurers”), which became wholly owned subsidiaries of the Company following the consummation of the Merger, have entered into an Aggregate Excess of Loss Reinsurance Agreement (the “Reinsurance Agreement”) with National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc. (“Berkshire”), effective May 23, 2019.
The Reinsurance Agreement provides that the Navigators Insurers will pay NICO a reinsurance premium of approximately $91 million in exchange for reinsurance coverage of $300 million of adverse net loss reserve development that attaches $100 million above the Navigators Insurers existing net loss and allocated loss adjustment reserves as of December 31, 2018 of $1.815 billion for accidents and losses prior to December 31, 2018, subject to limited exceptions.
The Reinsurance Agreement will be accounted for as retroactive reinsurance in the Company’s U.S. GAAP financial statements and is expected to result in a loss on reinsurance of approximately $72 million, after tax, in the second quarter of 2019.

For more information on the Reinsurance Agreement, see the introduction to Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 1, 2019.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of August 22, 2018, by and among The Navigators Group, Inc., The Hartford Financial Services Group, Inc. and Renato Acquisition Co. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed on August 22, 2018)

99.1	Press release issued on May 23, 2019 by The Hartford Financial Services Group, Inc.

Cautionary Statement Regarding Forward Looking Information
Some of the foregoing statements may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s future financial results, including the financial impact of the Reinsurance Agreement with NICO. The Company cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in the Company’s 2018 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings the Company makes with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained herein, which speaks as of today’s date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 23, 2019	By:	/s/ Beth A. Costello
		Name:	Beth A. Costello
		Title:	Executive Vice President and Chief Financial Officer